EXHIBIT 16.1

Letterhead of Pugh & Company, P.C.

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Tennessee Valley Financial Holdings, Inc. dated November 14, 2006 and we agree with the statements made therein regarding our firm.

Yours truly,

/s/ Pugh & Company, P.C.

Knoxville, TN

Dated: November 14, 2006